Exhibit 10.1.50

THE USE OF THE FOLLOWING NOTATION IN THIS EXHIBIT INDICATES THAT THE CONFIDENTIAL PORTION HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION:

[***]

AMENDMENT NO. 1 TO

INTERNATIONAL IN-FLIGHT CONNECTIVITY SERVICES AGREEMENT

This Amendment No. 1 (“Amendment”) to the International In-Flight Connectivity Services Agreement is made as of February 25, 2014 (“Amendment Date”), by and between Delta Air Lines, Inc. (“Delta”), and Gogo LLC (“Gogo”). Capitalized terms used herein that are not otherwise defined shall have the meanings given to such terms in the Original Agreement.

WHEREAS, Delta and Gogo are parties to the International In-Flight Connectivity Services Agreement dated as of March 20, 2013 (the “Original Agreement”), under which Gogo will install its Equipment and provide its Connectivity Services on board Delta’s International fleet;

WHEREAS, Delta and Gogo desire to amend the terms of the Original Agreement to reflect certain agreed-upon terms concerning the design and operation of the Delta Portal and certain economic terms related thereto;

NOW, THEREFORE, in consideration of the foregoing premises and the covenants contained herein, Delta and Gogo agree to amend the Original Agreement as follows:

1.      Article 1 is hereby amended by (i) revising the definitions of Gogo Access Section and Portal Revenue, (ii) deleting the definition of Portal Usage, and (iii) adding new definitions of Delta Data Usage and Whitelisted Site, in the case of clauses (i) and (iii) as follows:

“Delta Data Usage” means the unauthenticated data usage associated with a User’s use of (i) the Delta Portal, excluding any data usage associated with (A) a Gogo product or service, even if on the Delta Portal and (B) any data usage for which Gogo is expressly responsible, including under Section 7.5.6(c), and (ii) the sites or applications described in clauses (b) and (c) of the definition of Whitelisted Site below.”

“Gogo Access Section” means, with respect to the Delta Portal, (i) the location on the Splash Page that describes, and through which Users access, the Connectivity Services and any associated Sponsorships or other promotional activities, (ii) the web page(s) through which Users purchase Connectivity Services, (iii) if a Sponsorship or other promotion related to Connectivity Services is in effect, the page to which Users are directed immediately following the purchase of Connectivity Services, and (iv) any other Portal web pages accessed by Users following links from the location described in clause (i) of this definition or the web pages described in clauses (ii) and (iii) of this definition, as well as any associated graphical user interfaces, all to be developed by Gogo.”

“Portal Revenue” means [***]”

“Whitelisted Site” means any data at any URL or IP address that can be accessed by Users (a) from the Portal, (b) through any Delta intranet that requires entry of a Delta-issued password or (c) from any Delta consumer-facing mobile app [***], at no charge and without authentication of such User in the purchase path for WiFi Services.”

2.      Section 7.5.2 is deleted in its entirety and replaced with the following language:

[***]

3.      Section 7.5.3 is amended by deleting it in its entirety and replacing it with the following:

7.5.3 Advertising.

(a)        Each party will use commercially reasonable efforts to support the sale of online advertising that will appear on the Delta Portal. Specifically, (i) Gogo and Delta will continue to sell advertising for the Portal and (ii) Delta’s design for the Delta Portal will include IAB standard advertising units (the “Ad Units”) in mutually-agreed upon locations that will be determined once the Delta Portal design is established.

(b)        Either party may sell the Ad Units for the display of third party advertising [***]. Gogo agrees to enable, and be responsible for providing Connectivity Services [***] to Delta for, any Whitelisted Sites for the sold Ad Units. All unsold Ad Units may be utilized by Delta in its discretion but subject to the provisions of Section 7.5.5.

(c)        For clarity, the foregoing portions of this Section 7.5.3 shall not limit Delta’s right to sell and display advertising on the non-Ad Unit portions of the Delta Portal.

4.      Section 7.5.4 is amended by [***].

5.      The following shall be added as a new Section 7.5.5:

“7.5.5 Design of Delta Portal. Delta will be responsible for designing and managing the Delta Portal and will design the Delta Portal with the goal of creating an overall in-flight passenger online experience that is Delta-themed and Delta-branded. Gogo will be responsible for designing and managing the Gogo Access Section and will design the Gogo Access Section with the goal of creating a design and User experience that is seamless with the rest of the Delta Portal. The Gogo Access Section will be Gogo-branded and Gogo will share its branding guidelines with Delta and make reasonable Delta-proposed changes to such guidelines in order to maintain compatibility of the Gogo Access Section with the overall look-and-feel of the Delta Portal.

The portion of the Delta Portal described in clause (i) of the definition of Gogo Access Section will be prominently displayed on the Delta Portal [***].

Wherever Gogo products or services for which Gogo has pricing control are sold on the Delta Portal, Gogo will have a right to approve the presentation, such approval not to be unreasonably withheld, conditioned or delayed.”

6.      The following shall be added as a new 7.5.6:

7.5.6 Whitelisted Sites. As of and after the Portal Transition Date, except as expressly set forth herein:

(a)        subject to Section 7.5.6(b), the list of Whitelisted Sites [***];

(b)        the list of Whitelisted Sites for the Gogo Access Section, as well as the list of applications (other than Whitelisted Sites) that may be accessed directly without charge and without being authenticated in the Gogo purchase path, shall be determined in Gogo’s discretion;

(c)        [***]; and

(d)        Delta shall be responsible for data usage associated with all Whitelisted Sites that are added to the list in Delta’s discretion as well as any Whitelisted Sites for advertising described in Section 7.5.3(c).

7.      Section 9.4 is hereby amended by deleting the second sentence thereof in its entirety and replacing it with the following: [***].

8.      This Amendment contains the entire understanding among the parties, and supersedes any prior written or oral agreement between them, respecting the subject matter hereof. This Amendment shall be governed by the same laws and in the same manner as the Original Agreement. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the Amendment Date.

DELTA AIR LINES, INC.	GOGO LLC

/s/ R. Jason Adams	/s/ Michael J. Small

By: R. Jason Adams	By: Michael J. Small

Its: General Manager SCM	Its: President | CEO

Date: 3/6/14	Date: 3/11/14

3